UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Damon Liever, Ruth’s Hospitality Group, Inc.’s (the “Company”) Executive Vice President and President of the Mitchell’s Seafood division, and David L. Cattell, the Company’s Senior Vice President and Chief Development Officer, resigned on October 30, 2008 to pursue other opportunities, effective immediately.

On October 30, 2008, Kevin W. Toomy, age 54, was promoted from his role as the Company’s Vice-President of Special Projects to Senior Vice President of the Company and Chief Operating Officer of the Ruth’s Chris Steak House division, effective immediately. Mr. Toomy has served as the Company’s Vice President of Special Projects since September 2008. Prior to that, from August 2007 to September 2008, he served as an independent restaurant consultant. Prior to that, from October 2002 to August 2007, he served as Owner and President of Goldcoast Seafood Grill in South Florida. He started his career serving as a General Manager for Steak & Ale, Corporation, and shortly thereafter, joined two former Steak & Ale executives to grow the now nationwide Houston’s restaurant brand. Kevin has also been a joint venture partner for the Roy’s and Outback Steakhouse brands.

Item 8.01 Other Events.

The Company issued a press release on October 30, 2008 announcing further expense reductions (including reductions in the workforce) at the Company’s corporate support center. A copy of the press release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Exhibit 99.1 Press Release announcing the appointment of Mr. Toomy issued by Ruth’s Hospitality Group, Inc., dated October 30, 2008.

99.2	Exhibit 99.2 Press Release announcing corporate expense reductions issued by Ruth’s Hospitality Group, Inc., dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ Thomas E. O’Keefe
Date: October 30, 2008	Name:	Thomas E. O’Keefe
	Title:	Executive Vice President - Chief Legal and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Exhibit 99.1 Press Release announcing the appointment of Mr. Toomy issued by Ruth’s Hospitality Group, Inc., dated October 30, 2008

99.2	Exhibit 99.2 Press Release announcing corporate expense reductions issued by Ruth’s Hospitality Group, Inc., dated October 30, 2008